                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                            EVERGREEN RESOURCES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                             EVERGREEN RESOURCES, INC.
                      1000 Writer Square, 1512 Larimer Street
                               Denver, Colorado 80202
                                    303-534-0400

                        ------------------------------------

                      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                              To Be Held May 12, 1998

TO THE SHAREHOLDERS OF EVERGREEN RESOURCES, INC.:

NOTICE HEREBY IS GIVEN that the Annual Meeting of Shareholders (the "Meeting") of Evergreen Resources, Inc., a Colorado corporation (the "Company") will be held on the 37th floor of the Denver Petroleum Club, 555 Seventeenth Street, Denver, Colorado, on May 12, 1998, at 3:00 p.m., Mountain Daylight Time, and at any and all adjournments thereof, for the purpose of considering and acting upon the following matters:

     1.   To elect two (2) Directors of the Company;

     2. To vote on a proposal to amend the Company's Articles of Incorporation (the "Articles") to establish certain relevant factors to be considered by the Board of Directors (the "Board") in evaluating certain extraordinary corporate transactions (the "Relevant Factors Amendment");

     3. To vote on a proposal to amend the Articles to require the approval of holders of 80% of the outstanding common stock of the Company and/or the approval of 2/3 of the directors of the Company for certain corporate transactions (the "Supermajority Amendment");

     4. To vote on a proposal to amend the Articles to require the approval of holders of 80% of the outstanding common stock of the Company to increase the number of directors on the Board unless a majority of the Continuing Directors (as defined herein) also approves of the increase (the "Board Enlargement Amendment");

     5. To vote on a proposal to amend the Articles to limit the personal liability of officers and directors of the Company in certain circumstances (the "Liability Limitation Amendment");

     6. To vote on a proposal to approve the Evergreen Resources, Inc. Initial Stock Option Plan (the "Plan");

     7. To vote on a proposal to approve the issuance to certain directors and key employees of the Company of warrants (the "Warrants") for 79,990 shares of the Company's no par value voting common stock (the "Common Stock"); and

     8. To transact such other business as may properly come before the Meeting or any adjournment thereof.

This Proxy Statement and the accompanying Proxy Card will be mailed to the Company's Shareholders on or about April 17, 1998.

Only holders of record of the Company's common stock at the close of business on April 10, 1998 will be entitled to notice of and to vote at the Meeting or at any adjournment or adjournments thereof.

All Shareholders, whether or not they expect to attend the Meeting in person, are urged to sign and date the enclosed Proxy and return it promptly in the enclosed postage-paid envelope which requires no additional postage if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the Meeting.

BY ORDER OF THE BOARD OF DIRECTORS.


                                        J. KEITHER MARTIN
                                        SECRETARY
Denver, Colorado
April 10, 1998

                                GENERAL INFORMATION

The enclosed Proxy is solicited by and on behalf of the Board of Directors of Evergreen Resources, Inc., a Colorado corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders to be held on the 37th floor of the Denver Petroleum Club, 555 Seventeenth Street, Denver, Colorado, on May 12, 1998, at 3:00 p.m., Mountain Daylight Time, and at any adjournment thereof.
This Proxy Statement and the accompanying Proxy Card will be mailed to the Company's Shareholders on or about April 17, 1998.

Any person signing and returning the enclosed Proxy may revoke it at any time before it is voted by giving written notice of such revocation to the Company, or by voting in person at the Meeting. Any written notice revoking a proxy should be sent to: Evergreen Resources, Inc., P.O. Box 660, Denver, CO 80201-0660. The expense of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to Shareholders, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its Directors, Officers and Employees to solicit proxies personally or by telephone without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in that connection.

All shares represented by valid proxies will be voted in accordance therewith at the Meeting. Shares not voting as a result of a proxy marked abstain will be counted as part of total shares voting in order to determine whether or not a quorum has been achieved at the Meeting.

Shares will not be counted as part of the vote on any business at the Meeting on which the Shareholder has abstained.

The Company's Annual Report to Shareholders for the fiscal year ended December 31, 1997 is being mailed simultaneously to the Company's Shareholders, and contains financial information constituting a part of this proxy soliciting materials. See "Financial Information".


                        SHARES OUTSTANDING AND VOTING RIGHTS

All voting rights are vested exclusively in the holders of the Company's no par value voting common stock, with each share entitled to one vote. Only Shareholders of record at the close of business on April 10, 1998 are entitled to notice of and to vote at the Meeting or any adjournment thereof. On April 10, 1998 the Company had 10,455,385 shares of its no par value voting common stock outstanding, each of which is entitled to one vote on all matters to be voted upon at the Meeting, including the election of Directors. No fractional shares are presently outstanding.

A majority of the Company's outstanding voting common stock represented in person or by proxy shall constitute a quorum at the Meeting. The two nominees for director receiving the most votes for their election will be elected director, providing a quorum is present. The affirmative vote of a majority of shares represented at the meeting, providing a quorum is present, is necessary to approve the Relevant Factors Amendment, the Liability Limitation Amendment, the Plan and the issuance of the Warrants. The affirmative vote of holders of 80% of the outstanding shares of the Company's no par value voting common stock is necessary to approve of the Supermajority Amendment and the Board Increase Amendment. Abstentions and broker non-votes have no effect on the election of directors or the votes to approve the Relevant Factors Amendment, the Liability Limitation Amendment, the Plan or the issuance of the Warrants. Abstentions and broker non-votes have the same effect as votes against the Supermajority Amendment and the Board Enlargement Amendment.

                 SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table shows the identity of beneficial owners known to the Company to own five percent or more of the Company's common stock as of April 10, 1998. This information is based upon filings made by such persons with the Securities and Exchange Commission or upon information provided to the Company.


              NAME AND ADDRESS OF         AMOUNT AND NATURE OF      PERCENT OF CLASS
               BENEFICIAL OWNER           BENEFICIAL OWNERSHIP         OUTSTANDING
               ----------------           --------------------         -----------
      Advisory Research, Inc.                   938,300         (1)        9.0%
      David B. Heller
      Two Prudential Plaza
      180 N. Stetson, Suite 5780
      Chicago, IL  60601

      Heartland Advisors, Inc.                  744,400                    7.1%
      790 North Milwaukee Street
      Milwaukee, WI 53202

      Wellington Management Co.                 671,000                    6.4%
      75 State Street
      Boston, MA 02109

      Gerald R. Forsythe                      1,592,716         (2)       15.2%
      1075 Noel Avenue
      Wheeling, IL  60090

      John Hancock Mutual Life Ins. Co.       2,498,376         (3)       23.9%
      200 Claredon Street
      Boston, MA  02117


---------------

(1) David B. Heller is President and the controlling shareholder of Advisory Research, Inc.
(2) Consists of shared voting and dispositive power over 364,500 shares and 14,452 shares issuable under stock purchase warrants currently exercisable held by Energy Investors Fund I ("Fund I") and 1,028,216 shares and 185,548 shares issuable under stock purchase warrants currently held by Energy Investors Fund II ("Fund II"). Fund I is controlled by its general partner Energy Investors Partners, L.P. ("Partners I"). Fund II is controlled by its general partner Energy Investors Partners II, L.P. ("Partners II"). Partners I and Partners II are each 50%-owned by John Hancock Energy Resources Management, Inc. ("JHERM"), an indirect, wholly-owned subsidiary of John Hancock Mutual Life Insurance Co. ("John Hancock"), and by EIF Investors, Inc. ("Investors"). Investors is 100%-owned by EIF Acquisition, L.L.C., which in turn is 99%-owned by Indeck Capital, Inc., which in turn is 80%-owned by Gerald R. Forsythe. North American Funding, L.L.C. owns the other 1% of Investors.
(3) Consists of 905,660 shares held directly and voting and dispositive power over 1,592,716 shares held by JHERM as described in note (2) above. JHERM is a wholly-owned subsidiary of John Hancock Subsidiaries, Inc., which in turn is a wholly-owned subsidiary of John Hancock.

In addition to those persons set forth in the table above, CEDE & Co. was the record holder of more than 5% of the common stock as of April 10, 1998. The Company does not know the nature of the beneficial ownership of such shares.

                         SECURITIES OWNERSHIP OF MANAGEMENT

The following table provides information as of April 10, 1998, regarding the Company's common stock beneficially owned by each Director, nominee for Director and each officer.



          NAME AND ADDRESS OF         AMOUNT AND NATURE OF      PERCENT OF CLASS
            BENEFICIAL OWNER          BENEFICIAL OWNERSHIP        OUTSTANDING
            ----------------          --------------------        -----------
      Alain G. Blanchard                          57,690    (1)        0.6%
      98 Avenue Moliere
      Brussels, Belgium

      Dennis R. Carlton                          159,346    (2)        1.6%
      7664 S. Platteview Dr.
      Littleton, CO 80128

      Kevin R. Collins                            46,800    (3)        *
      7520 S. Emerson St.
      Littleton, CO 80122

      Larry D. Estridge                           21,770    (1)        *
      106 Lady Banks Lane
      Greer, SC  29650

      J. Keither Martin                            3,000               *
      3 Sequoia Street
      Golden, CO 80401

      John J. Ryan III                           391,790    (4)        3.7%
      13 avenue de Bude
      1202 Geneva  Switzerland

      Mark S. Sexton                             197,194    (5)        1.9%
      4059 Witter Gulch Road
      Evergreen, CO 80439

      Scott D. Sheffield                           6,240               *
      4300 Park Lane
      Dallas, TX 75220

      James S. Williams                          121,540    (6)        1.2%
      2800 S. University Blvd. #158
      Denver, CO 80210

      All Officers and Directors               1,005,370               9.8%
      As a Group (9 Persons)


---------------
*    Less than 1%
(1) Includes 20,000 shares issuable pursuant to stock purchase warrants presently exercisable.
(2) Includes 95,000 shares issuable pursuant to stock purchase warrants presently exercisable.
(3) Includes 32,500 shares issuable pursuant to stock purchase warrants presently exercisable.
(4) Includes 30,000 shares issuable pursuant to stock purchase warrants presently exercisable.
(5) Includes 101,500 shares issuable pursuant to stock purchase warrants presently exercisable.
(6) Includes 75,000 shares issuable pursuant to stock purchase warrants presently exercisable.

There is no arrangement, known to the Company, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company.

                               ELECTION OF DIRECTORS
                               (ITEM 1 ON THE PROXY)

The Articles of Incorporation of Evergreen Resources, Inc. provide that the members of the Company's Board of Directors shall be divided into three classes, as nearly equal in number as possible, each of which is to serve for three years, with one class being elected each year.

The two nominees for director receiving the most votes for their election will be elected director. Abstentions and broker non-votes have no effect on the election of directors. Shareholders do not have the right to cumulate their votes for directors. The persons named in the enclosed form of proxy, unless otherwise directed therein, intend to vote such proxy FOR the election of the nominee named below as Director for the term specified. If the nominee becomes unavailable for any reason, the persons named in the form of proxy are expected to consult with management of the Company in voting the shares represented by them. Management has no reason to believe that the nominee will be unavailable or unwilling to serve if elected to office. To the knowledge of management, the nominee intends to serve the term for which election is sought.

The Board of Directors has nominated two persons for election as Director at this Meeting to serve for three year terms. The nominees are currently serving as Directors and have consented to serve for the new terms.

                    PRESENT DIRECTORS NOMINATED FOR RE-ELECTION

                                                          Director    Term to
        Name         Age             Position               Since      Expire
        ----         ---             --------               -----      ------
Dennis R. Carlton    46   Sr. Vice President and Director    1995       2001
Mark S. Sexton       42   President, CEO and Director        1995       2001

                  CONTINUING DIRECTORS WHOSE TERMS ARE NOT EXPIRING

                                                          Director    Term to
        Name         Age             Position               Since      Expire
        ----         ---             --------               -----      ------

Alain G. Blanchard   56              Director                1989        2000
Larry D. Estridge    54              Director                1989        1999
John J. Ryan III     70              Director                1989        1999
Scott D. Sheffield   45              Director                1996        2000


James S. Williams, a present Director whose term expires May 12, 1998, will not stand for election to a new term.

There is no family relationship between any Director, executive or person nominated or chosen by Evergreen to become a Director or Executive Officer.

There is no compensatory plan or arrangement with respect to any individual named above which results or will result from the resignation, retirement or any other termination of employment with the Company, or from a change in the control of the Company.

No Director or Executive Officer of the Company or nominee for election as a Director has been indebted to the Company or its subsidiaries at any time since the beginning of the Company's last fiscal year in any amount.

Additional information regarding the nominees for election as Directors and the continuing Directors of the Company is as follows:

                                      NOMINEES

DENNIS R. CARLTON - SENIOR VICE PRESIDENT EXPLORATION AND OPERATIONS AND
                    DIRECTOR
                    PRESIDENT - EVERGREEN OPERATING CORPORATION ("EOC")

Mr. Carlton joined Evergreen in 1981 and was named a Director in March 1995. In May 1989, Mr. Carlton was named Executive Vice President of Evergreen's operating subsidiary and President in 1995. He received a B.S. in Geology in 1972 and a Masters of Science Degree in Geology in 1975 from Wichita State University. He resides in Littleton, Colorado and devotes full time to Evergreen. Mr. Carlton was also a director of Evergreen from 1985 to 1989.

MARK S. SEXTON -    PRESIDENT, CEO AND DIRECTOR
                    CEO - EOC

Mr. Sexton has been with Evergreen since 1987, when he was hired to manage the daily operating activities of Evergreen's operating subsidiary. Mr. Sexton is a registered Professional Engineer in Colorado. In 1978 he was awarded a B.S. degree in Mechanical Engineering from Stanford University. He was previously employed in various technical, financial, and management positions with Amoco, Norwest Bank, and Sound Energy Development Company. He resides in Evergreen, Colorado and devotes full time to Evergreen. He has been a director of Evergreen since March 1995.


                                CONTINUING DIRECTORS

ALAIN BLANCHARD - DIRECTOR

Mr. Blanchard was named Director of Evergreen in May 1989. From 1983 until 1988 Mr. Blanchard was an Associate and shareholder of Laidlaw Adams and Peck. A resident of Brussels, Belgium, he has managed discretionary funds for private and institutional clients for over 20 years and continues to do so.
Mr. Blanchard graduated from the University of Paris with a doctorate in economics and a degree in political science.

LARRY D. ESTRIDGE - DIRECTOR

Mr. Estridge was named a Director of Evergreen in May 1989. He received an A.B. degree from Furman University in 1966 and a J.D. from Harvard University School of Law in 1969. He resides in Greenville, South Carolina, and is a partner in the law firm of Wyche, Burgess, Freeman & Parham, P.A. He has been affiliated with the Wyche law firm since July 1972. He has represented Evergreen and a number of affiliated companies for over 10 years.

JOHN J. RYAN III -  DIRECTOR
                    CHAIRMAN - EVERGREEN RESOURCES (U.K.) LTD.

Mr. Ryan was named a Director of Evergreen in May 1989. Since 1982 he has been engaged in international tax and investment activities through his firm, Corporate Investment Services. Mr. Ryan, a resident of Geneva, Switzerland, is also Chairman of Evergreen Resources (U.K.) Ltd. Mr. Ryan serves as a director of Vail Resorts, Inc., and Converse, Inc.

SCOTT D. SHEFFIELD - DIRECTOR

Mr. Sheffield was named a Director of Evergreen in September 1996. Since April 1985, Mr. Sheffield has served as President and Chief Executive Officer of Pioneer Natural Resources Company, an energy company traded on the New York Stock Exchange, and its predecessor company, Parker & Parsley Petroleum Company. From 1979 to April 1985 he was employed by Parker & Parsley in various engineering positions, serving from 1981-1985 as Vice President of Engineering. Mr. Sheffield obtained a Bachelor of Science Degree in Petroleum Engineering from the University of Texas in 1975. He resides in Dallas, Texas.

                       BUSINESS EXPERIENCE OF KEY MANAGEMENT

KEVIN R. COLLINS -  VICE PRESIDENT - FINANCE, CHIEF FINANCIAL OFFICER AND
                    TREASURER

Mr. Collins, age 41, joined Evergreen as Vice President and Treasurer in June 1995. He has over 13 years of public accounting experience and became a CPA in 1983. Mr. Collins received a B.S. in Business Administration and Accounting from the University of Arizona in 1980, and before working with Evergreen, was employed by BDO Seidman, LLP, where he was a senior manager. He resides in Littleton, Colorado and devotes full time to Evergreen.

J. KEITHER MARTIN - SECRETARY
                    CONTROLLER - EOC

Mr. Martin, age 64, was named Secretary of Evergreen in June 1995. He has served as Controller for EOC since 1984. During the previous sixteen years, Mr. Martin was employed by Anderson Oil Company as Director of Financial Information. He resides in Golden, Colorado and devotes full time to Evergreen.

IAN M. THOMSON -  MANAGING DIRECTOR
                  EVERGREEN RESOURCES (U.K.) LTD.

Mr. Thomson, age ___, graduated in 1961 from Edinburgh University with a BSc
(Hons) degree in engineering followed by post-graduate studies at Imperial College, London. He was a Board Director of the Laird Group PLC, a leading U.K. industrial conglomerate, responsible for a mining equipment subsidiary in the U.K., U.S. and other countries. He presently holds various non-executive directorships in U.K. industrial and manufacturing companies. Mr. Thomson resides in Oxford, England.

FLOYD TRUJILLO -  GAS MARKETING MANAGER

Mr. Trujillo, age 41, joined EOC as Production Supervisor in 1988. From 1986-1988 he was employed by Consolidated Oil & Gas as a Production Analyst. From 1983-1986 he was employed by Henderson Petroleum as Production Supervisor. Mr. Trujillo resides in Denver and devotes full time to Evergreen.


                        MEETINGS OF DIRECTORS AND COMMITTEES

The Company's Board of Directors held six meetings, formally or by consent, during the year ended December 31, 1997. No incumbent Director attended fewer than 75% of such meetings.

The Audit Committee, presently composed of Alain Blanchard and Larry D. Estridge, was formed on May 11, 1989. The Committee recommends to the Board the firm to be employed as the Company's independent auditors and consults with and reviews the reports of the Company's independent auditors and the Company's internal financial staff. One meeting was held during the year ended December 31, 1997, and all members were present.

The Compensation Committee, formed in August 1990, is presently composed of Mark
S. Sexton and Larry D. Estridge. The Compensation Committee assists the Board in establishing compensation for key Employees. Two meetings were held during the year ended December 31, 1997, and both members were present at both meetings.

The Board performs the functions of a nominating committee.

Each Officer holds office until his successor is duly elected and qualified or until his death, resignation or removal, if earlier. Any Officer elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby.

                               EXECUTIVE COMPENSATION

                             SUMMARY COMPENSATION TABLE


The following information is furnished for the years ended December 31, 1997 and March 31, 1996 and for the nine month fiscal period ended December 31, 1996, for the Company's Chief Executive Officer, the Chief Financial Officer and one other executive officer of the Company whose salary and bonus exceeded $100,000 during 1997.


                                                                  LONG TERM COMPENSATION
                                                                  ----------------------
                                       ANNUAL COMPENSATION                AWARDS           ALL OTHER COMPENSATION ($)
                                    ---------------------------------------------------------------------------------
                                                                 RESTRICTED   SECURITIES
                           FISCAL                   OTHER ANNUAL   STOCK      UNDERLYING                 DEFERRED
        NAME AND           YEAR/    SALARY   BONUS  COMPENSATION   AWARDS      WARRANTS     ESOP       COMPENSATION
   PRINCIPAL POSITION      PERIOD   ($)(a)    ($)       ($)        ($)(b)       (#)(C)      (d)            (e)
---------------------------------------------------------------------------------------------------------------------
Mark S. Sexton            12/31/97 118,300     --        --        32,900       19,250       --           20,000
President, CEO and a      12/31/96  60,000     --        --        23,963       33,000     3,534          10,000
Director                   3/31/96  86,750     --        --        31,875          --      3,983            --
---------------------------------------------------------------------------------------------------------------------
Dennis R. Carlton         12/31/97  118,905    --        --        32,900       17,500       --           20,000
Sr. Vice President and    12/31/96  60,000     --        --        23,963       30,000     3,466          10,000
a Director                 3/31/96  86,750     --        --        31,875         --       3,906            --
---------------------------------------------------------------------------------------------------------------------
Kevin R. Collins          12/31/97  86,673     --        --        32,900        8,750       --             --
Vice President, CFO       12/31/96  53,333     --        --        12,780       15,000       980            --
and Treasurer              3/31/96  49,600     --        --         4,260         --         --             --
---------------------------------------------------------------------------------------------------------------------


(a) The amounts shown in this column include salaries and contributions which have been deferred pursuant to the Company's 401(k) Plan. The Company's executives received no annual bonuses for the years included in the table, and for each of the named Executives, the aggregate amount of perquisites and other personal benefits did not exceed 10% of the Executive's total annual salary.

(b) The restricted shares were issued pursuant to the Company's Key Employee Equity Plan. At December 31, 1997, Mr. Sexton, Mr. Carlton, and Mr. Collins each held 10,000 shares of restricted stock worth $155,000 based on the last trade reported by NASDAQ for the Company's common stock at December 31, 1997, of $15.50 per share. No dividends will be paid on the restricted stock shown.

(c) During fiscal year 1997, Messrs. Sexton, Carlton and Collins became vested in warrants covering 19,250, 17,500 and 8,750 shares of the Company's Common Stock, respectively. During the nine month period ended December 31, 1996, they became vested in warrants covering 33,000, 30,000 and 15,000 shares of the Company's Common Stock, respectively. These warrants were awarded in 1996 under the Company's Key Employee Equity Plan. Vesting of the warrants listed for 1997 was conditioned on the Company experiencing 20% growth in the nine month period ending December 31, 1996 in total proved developed reserves, total production and cash flow as compared to March 31, 1996. In December 1996, the Company experienced 86%, 110% and over 200% growth over March 1996 in these three areas, respectively.

(d) Represents the dollar value of named executives' portions of contributions to the Company's ESOP for the periods shown.

(e) Represents premiums and contributions made on a split dollar life insurance policy of which the named executives or their estates are the beneficiaries for the periods shown.

WARRANT/OPTION EXERCISES AND HOLDINGS

The following table sets forth information with respect to the named Executives of the Company concerning the exercise of options/warrants during the last fiscal year and unexercised warrants held as of the end of the fiscal year.


                                                                     Value of
                                                 Number of          Unexercised
                                                Unexercised        In-The-Money
                       Shares                Warrants/Options    Warrants/Options
                      Acquired     Value        FY End (#)          FY End ($)
                     on Exercise  Realized   Exercisable (E)/    Exercisable (E)/
Name                     (#)        ($)      Unexercisable (U)   Unexercisable (U)
-------------------  -----------  --------   -----------------   -----------------
Dennis R. Carlton      15,450     113,944       77,500  (E)        $658,750 (E)

Kevin R. Collins          0          0          23,750  (E)        $201,875 (E)

Mark S. Sexton         10,652     119,835       82,250  (E)        $699,125 (E)



                          REPORT ON EXECUTIVE COMPENSATION

The goal of the Compensation Committee is to ensure that the Company employs qualified, experienced Executives whose financial interest is aligned with that of the Shareholders. The Committee considers general industry practice, tax effects and other factors in structuring executive compensation.

Base salaries for each of the Company's Executives are determined by taking into consideration performance, length of tenure with the Company and compensation by Industry competitors for comparable positions. In order to determine comparable salary levels paid within the Industry, the Committee reviews various surveys and publicly filed information of its competitors.

Executive performance may be measured by several criteria that are considered important to the Company's success. These criteria are not specifically weighted in the determination of whether to award an annual bonus to an Executive, since the relative importance of such criteria may change from year to year and the relative responsibilities of each Executive in the achievement of each of the objectives may differ. Examples of criteria considered are: quantity of oil and gas reserves, production and cash flow added; finding cost of oil and gas reserves; control of lifting costs; project development, and overall financial management. Of particular importance in determining 1997 compensation were growth in proved reserves, production and cash flow. The Company experienced 62%, 205% and 382% growth in 1997 in these indicators respectively.

The Company also utilizes restricted stock, stock options and/or stock purchase warrants as incentives for Executives. The size of such grants is dependent on individual performance, level of responsibility and base salary, and the number of restricted shares, options and/or warrants in relation to the total outstanding shares of Common Stock and Common Stock equivalents.

During the fiscal year ended December 31, 1997, Mark S. Sexton, President and CEO, received $118,300 of compensation for his services.

During the fiscal year ended December 31, 1997, the Committee approved restricted stock grants to members of Management as additional compensation.

SUBMITTED BY THE COMPENSATION COMMITTEE
LARRY D. ESTRIDGE AND MARK S. SEXTON

                         COMPENSATION COMMITTEE INTERLOCKS,
               INSIDER PARTICIPATION AND TRANSACTIONS WITH MANAGEMENT

During the last fiscal year, the Compensation Committee of the Board consisted of Mark S. Sexton, President and CEO of the Company, and Larry D. Estridge, a non-executive director of the Company. Mr. Estridge is a member of the law firm of Wyche, Burgess, Freeman & Parham, P.A. of Greenville, South Carolina (the "Firm"). The Firm provides legal services to the Company from time to time, including services rendered in connection with the preparation of this Proxy Statement. The Firm charges the Company for these services at customary rates.

No Director or Executive Officer of the Company, nominee for election as a Director, security holder who is known to the Company to own of record or beneficially more than 5% of any class of the Company's voting securities, or any member of the immediate family of any of the foregoing persons, has had any material transaction since the beginning of the Company's last fiscal year, or has any currently proposed material transaction, to which the Company was or is to be a party, in any amount except as described below.

                             COMPENSATION OF DIRECTORS

Directors of the Company receive fees of $100 per meeting for their attendance at meetings of the Company's Board of Directors and have currently waived these fees. All Directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with attending Board and Shareholder's meetings. Directors who are not Officers or are not on salary with the Company ("Non-Executive Directors") receive $20,000 per year.

Non-Executive Directors may elect to receive either 50% or 100% of their $20,000 in Company Common Stock. Subject to shareholder approval, Non-Executive Directors opting in 1997 to take all or part of their compensation in the form of Common Stock will receive warrants for two shares of the Common Stock for each share of Common Stock received as salary. Non-Executive Directors also receive $2,500 per year per committee for participation on the Audit Committee and/or the Compensation Committee. Subject to shareholder approval, Non-Executive Directors may elect to receive warrants for 1,000 shares of Common Stock in lieu of each $2,500 to which they are entitled. See "Proposal to Issue Warrants for 79,990 Shares of the Company's Common Stock -- Recipients of the Warrants and Basis of Awards."

                 COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

To the Company's knowledge, during the fiscal period ended December 31, 1997, the Company's Officers and Directors complied with all applicable Section 16(a) filing requirements. This statement is based solely on a review of the copies of such reports furnished to the Company by its Officers and Directors and their written representations that such reports accurately reflect all reportable transactions.

                                 PERFORMANCE GRAPH

The following performance graph reflects yearly percentage change in (i) the Company's cumulative, five year total stockholder return on Common Stock as compared with the cumulative, five year total return of (ii) the National Securities Dealers Automated Quotation System ("NASDAQ") Stock Market Index of U.S. Companies and (iii) a peer group index. The NASDAQ index and the peer group index were supplied by the Center for Research in Security Prices (CRSP), an independent third-party source, and is comprised of approximately 155 companies categorized under the Standard Industrial Classification Number 13 (Oil and Gas Extraction) applicable to the Company. All cumulative returns are calculated on a fiscal year basis ending on December 31 of each year.

                  COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS



--------------------------------------------------------------------------------
                                        LEGEND

Symbol            CRSP Total Returns Index for:                  12/31/92  12/31/93  12/31/94  12/31/95  12/31/96  12/31/97
------            ----------------------------                   --------  --------  --------  --------  --------  --------
_______ / /       EVERGREEN RESOURCES, INC.                      100.0      70.0      52.5      50.0      82.5     155.0
-.-.-.-  *        Nasdaq Stock Market (US Companies)             100.0     114.8     112.2     158.7     195.2     239.5
 ....... TRIANGLE  NASDAQ Stocks (SIC 1300-1399 US Companies)     100.0     128.5     120.0     148.4     243.0     263.2
                  Oil and Gas Extraction


NOTES:
     A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
     B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
     C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
     D.   The index level for all series was set to $100.0 on 12/31/92.

--------------------------------------------------------------------------------

                           THE RELEVANT FACTORS AMENDMENT
                          TO THE ARTICLES OF INCORPORATION
                               (ITEM 2 ON THE PROXY)

GENERAL

The Board proposes that the Company's Articles of Incorporation (the "Articles") be amended to establish certain relevant factors to be considered by the Board in evaluating certain extraordinary corporate transactions (the "Relevant Factors Amendment"). The Relevant Factors Amendment provides that in evaluating potential acquisitions of the Company by third parties, the Board can consider various social, legal, and economic effects of the proposed transaction on the employees, customers, suppliers and other constituencies of the Company and its subsidiaries, on the communities and geographical areas in which the Company and its subsidiaries operate or are located and on any of the businesses and properties of the Company or any of its subsidiaries. The proposal would also explicitly permit the Board to evaluate an acquirer's offer not only in relation to the price offered, but also in relation to the current market price of the Company's outstanding stock, and the Company's estimated future value as an independent going concern.

The Relevant Factors Amendment would provide explicit authority for the Board to take into account non-shareholder concerns in evaluating acquisition proposals and would provide the Board with the authority to consider and negotiate on behalf of these interests. The Board believes that consideration of factors other than the price offered by an acquirer allows the Board to better evaluate offers to acquire the Company. The Board believes that it is appropriate to consider all of these factors in the acquisition context and believes that the Company as an organization will benefit from this amendment. Accordingly, the Board believes that adoption of the Relevant Factors Proposal is appropriate.

The text of the Relevant Factors Amendment is set forth in Exhibit A. The current Articles and Bylaws of the Company do not contain any provisions that deal specifically with such transactions or the Board's consideration of acquisition proposals.

VOTE REQUIRED FOR APPROVAL

The Relevant Factors Amendment will be approved if a quorum is present at the Meeting and the number of votes cast for the amendment is greater than the number of votes cast against the amendment. Abstentions and broker non-votes will have no effect on the vote to approve the amendment.

                      THE BOARD UNANIMOUSLY RECOMMENDS A VOTE
                        FOR THE RELEVANT FACTORS AMENDMENT.

                            THE SUPERMAJORITY AMENDMENT
                          TO THE ARTICLES OF INCORPORATION
                               (ITEM 3 ON THE PROXY)

GENERAL

The Board proposes that the Company's Articles be amended to provide that the approval of holders of 80% of the outstanding common stock of the Company and/or the approval of 2/3 of the directors of the Company be necessary for certain corporate transactions (the "Supermajority Amendment"). The Supermajority Amendment provides that the affirmative vote of holders of not less than 80% of the outstanding common stock of the Company entitled to vote for approval shall be required if the Company:

     (a)  merges or consolidates with any other corporation;
     (b) sells or exchanges all or a substantial part of its assets to or with any other corporation, or
     (c) issues or delivers any stock or other securities of its issue in exchange or payment for any properties or assets of any other corporation, or securities issued by any other corporation, or in a merger of any subsidiary of this corporation (80% or more of the common stock of which is held by this corporation) with or into any other corporation.

This 80% supermajority vote requirement will not apply, however, if the Board approves and recommends without condition a transaction of the type listed above by the affirmative vote of not less than two-thirds of the directors. The 80% supermajority vote requirement also will not apply to any such transaction solely between the Company and another corporation if the Company owns 50% or more of the voting stock of the other corporation. The Supermajority Amendment will permit the Board to condition its own approval of any such transaction upon the approval of holders of 80% of the outstanding stock of the Company entitled to vote on such transaction.

The Board believes that it is in the shareholders' best interest to require a supermajority Board vote and/or a supermajority shareholder vote when the Company proposes to engage in a transaction such as a merger, which is likely to be very material to the Company and its operations. The Supermajority Amendment is designed to encourage corporations that seek to acquire control of the Company to propose terms which would be acceptable to a supermajority of directors and/or shareholders, rather than a simple majority. The Board believes that such a provision would improve the Board's negotiating leverage in any "change of control" transaction and would help ensure that adequate consideration is received by the Company shareholders in connection with any such transaction. In addition, the Board believes that the Supermajority Amendment would facilitate the Company's hiring and retention of competent management personnel by increasing the likelihood of a stable employment environment.

The text of the Supermajority Amendment is set forth in Exhibit A. Generally, Colorado law provides that transactions of the type covered by the Supermajority Amendment only require the approval of the holders of a majority of the shares eligible to vote on such a transaction unless a company's articles or shareholder-approved bylaws provide otherwise. Thus the Supermajority Amendment will make it more difficult to obtain Company shareholder approval of mergers, consolidations, the sale or exchange of Company assets, or the issuance and delivery of its stock or securities. If the Supermajority Amendment is approved, it can only be repealed by the vote of holders of 80% of the common stock of the Company entitled to vote on amendments to the Company's Articles.

VOTE REQUIRED FOR APPROVAL

The approval of holders of 80% of the outstanding Common Stock is required to approve the Supermajority Amendment. Abstentions and broker non-votes thus count as votes against the Supermajority Amendment.

                      THE BOARD UNANIMOUSLY RECOMMENDS A VOTE
                          FOR THE SUPERMAJORITY AMENDMENT.

                          THE BOARD ENLARGEMENT AMENDMENT
                          TO THE ARTICLES OF INCORPORATION
                               (ITEM 4 ON THE PROXY)

GENERAL

The Board proposes that the Company's Articles be amended to provide that the approval of holders of 80% of the outstanding common stock of the Company be necessary to increase the number of directors on the Board unless a majority of the Continuing Directors (as defined below) also approves of the increase (the "Board Enlargement Amendment"). Continuing directors ("Continuing Directors") are directors who were members of the Board at the time of the proposed increase in the number of directors and who continue to be directors when the Board itself votes on the same proposal to increase the number of directors. If a majority of Continuing Directors approves of a proposal to increase the number of directors, then the increase may be approved by any means otherwise permitted in the Company's Articles, the Company's Bylaws of applicable law.

The Board Enlargement Amendment prevents circumvention of the Supermajority Amendment and other provisions of the Articles by means of a two-step process in which (i) shareholders vote to increase the size of the Board and then (ii) shareholders elect all of the new directors. The Board Enlargement Provision, however, preserves flexibility for shareholders and the Board to more easily increase the size of the Board for other purposes. The text of the Board Enlargement Amendment is set forth in Exhibit A. The Board believes that the Board Enlargement Amendment is in the shareholders' best interest for the same reasons it believes the Supermajority Amendment is in the shareholders' best interest.

The Articles currently provide for a Board of no less than 6 directors who serve three-year terms. There are currently 7 directors. The Board is staggered such that approximately 1/3 of the directors are elected each year. The Articles provide that the Board may increase the number of directors by resolution adopted by a majority of the entire Board. The Articles also provide that newly-created directorships and other vacancies on the Board are filled by a majority vote of the remaining directors (even if less than a quorum), but the directors so chosen hold office for a term expiring at the next annual meeting of shareholders at which a successor shall be elected and shall qualify.

Colorado law permits a Company's bylaws to set a maximum and minimum number of directors, and it permits the shareholders or the board of directors to change the number of directors within the set range. Colorado law also permits a company's articles of incorporation to contain any provision permitted to be included in the corporation's bylaws. Under Colorado law and the Articles and Bylaws, holders of 10% of the shares entitled to vote on an amendment to the Articles can propose an amendment to the Articles, and such amendment can be approved by a majority of votes present at a meeting of shareholders if a quorum is present. Both the Board and shareholders can amend the Bylaws. Shareholders can approve of an amendment to the Bylaws by a majority of votes present at a meeting of shareholders if a quorum is present.

The number of director nominees equal to the number of directorships to be filled at a shareholder meeting and receiving the most votes cast for their election are elected directors. See "Election of Directors."

VOTE REQUIRED FOR APPROVAL

The approval of holders of 80% of the outstanding Common Stock is required to approve the Board Enlargement Amendment. Abstentions and broker non-votes thus count as votes against the Board Enlargement Amendment.

                      THE BOARD UNANIMOUSLY RECOMMENDS A VOTE
                        FOR THE BOARD ENLARGEMENT AMENDMENT.


                   ANTITAKEOVER CONSIDERATIONS AND OTHER MATTERS

The Relevant Factors Amendment, the Supermajority Amendment and the Board Enlargement Amendment have antitakeover implications and could be used to deter a takeover of the Company which is opposed by the Company's Board of Directors and make it more difficult to remove incumbent management. Thus these amendments could be considered as serving interests of management which are not identical to the interests of the Company's shareholders.

If the Relevant Factors Amendment is approved, the Board would have the authority to turn down an acquisition proposal if the Board believed that the long-term plans of the acquiring company would have a strong negative impact on the community or the Company's employees, even if that proposal reflected a fair price for the Company. The Board would also have the explicit authority to reject an acquisition proposal that it believes undervalues the Company compared to a valuation of the Company suggested by current market prices, the price an acquirer might pay in a freely negotiated transaction, or the value the Company might attain if it remains independent. Particularly in hostile acquisitions, these concerns are heightened. Furthermore, the Relevant Factors Proposal permits the Board to take into account certain non-shareholder interests, even if such interests conflict with the economic interests of shareholders in maximizing the value of their shares. In addition, because certain members of Company management are also Board members, the interest of each Board member may not always be identical to that of the Company's shareholders.

The overall effect of the Supermajority Amendment and the Board Enlargement Amendment would be to render more difficult the accomplishment of certain mergers and other transactions, including transactions involving assumptions of control by hostile third parties. Accordingly, if the Supermajority Amendment and the Board Enlargement Amendment are approved, Company shareholders could be deprived (in certain instances) of temporary opportunities to sell their shares at higher market prices. Moreover, by possibly deterring proxy contests, merger proposals or acquisitions of substantial blocks of the Common Stock, the Supermajority Amendment and the Board Enlargement Amendment might have the incidental effect of inhibiting certain changes in incumbent management, some or all of whom may be replaced in the course of a change in control. Because certain members of Company management are also Board members, the interest of each Board member may not always be identical to that of the Company's shareholders. The Supermajority Amendment and the Board Enlargement Amendment could give management or a minority of shareholders the power to veto a transaction desired by a majority of shareholders. Officers and directors of the Company, as a group, hold 9.8% of the Company's Common Stock. See "Securities Ownership of Management." Beneficial owners of 5% or more of the Company's Common Stock collectively own 46.4% of the Company's Common Stock.
See "Securities Ownership of Certain Beneficial Owners."

The Articles already contain some provisions that have antitakeover effects that could deter a takeover attempt opposed by Company management. The Articles do not permit shareholders to cumulate their votes in elections of directors; they provide for a "staggered" Board in which approximately one third of the directors are elected each year for three year terms; and they only permit shareholders to remove directors for cause by a vote of holders of 80% of the outstanding shares entitled to vote for directors. These provisions could deter a takeover that was opposed by management by preventing an acquirer from obtaining immediate control of the Board if it were to acquire a majority of the shares of the Company.

On July 7, 1997, the Board adopted a shareholder rights plan (the "Rights Plan"), pursuant to which stock purchase rights (the "Rights") were distributed as a dividend to holders of Common Stock at a rate of one Right for each share of Common Stock held of record as of July 22, 1997. The Rights Plan provides, among other things, that the Rights become exercisable only if a "triggering event" occurs. A triggering event occurs if (i) a person or group (except for Existing 20% Shareholders as defined below) acquires or commences a tender offer for 20% or more of the Common Stock or (ii) an Existing 20% Shareholder acquires Common Stock resulting in, or commences a tender offer which would result in, such person's ownership of 30% or more of the Common Stock (each an "Acquiring Person"). Upon the occurrence of a triggering event, the Right then represents the Right to receive in exchange for the exercise price of $42.50 per share, Common Stock having a value worth twice the exercise price. Alternatively, the Board of Directors, in lieu of the payment of the exercise price, could exchange one share of Common Stock for each outstanding Right (except Rights held by the Acquiring Person). An Existing 20% Shareholder is a person or group holding 20% or more of the Common Stock prior to the adoption of the Rights Plan. Also, in the event that the Company is involved in a merger or other business combination at any time after a triggering event, the Rights will be modified so as to entitle a holder to buy a number of shares of Common Stock of the acquiring entity having a market value of twice the exercise price of each Right.

Until the Rights become exercisable, they attach to and trade with the Common Stock. The Rights will expire July 22, 2007. The Rights may be redeemed by the Company at a price of $0.001 per Right if the redemption is approved by the members of the Board who were members of the Board prior any event triggering the Rights.

The Rights Plan is designed to enhance the Board's ability to prevent an acquirer from depriving shareholders of the long-term value of their investment and to protect shareholders against attempts to acquire the Company by means of unfair or abusive takeover tactics. However, the existence of the Rights Plan may impede a takeover of the Company not supported by the Board of Directors, including a takeover which may be desired by a majority of the Company's shareholders or involving a premium over the prevailing stock price.

Company management is not aware of any specific effort to accumulate the Company's securities or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise.

                         THE LIABILITY LIMITATION AMENDMENT
                          TO THE ARTICLES OF INCORPORATION
                               (ITEM 5 OF THE PROXY)

GENERAL

The Board proposes that the Company's Articles be amended to limit the personal liability of officers and directors of the Company in certain circumstances (the "Liability Limitation Amendment"). The Liability Limitation Amendment repeals and replaces a similar existing but less-extensive provision of the Articles.
It provides that no director shall be personally liable to the Company or to its shareholders for monetary damages for breach of fiduciary duty as a director occurring on or after the date on which the amendment becomes effective so long as such breach does not involve a breach of the director's duty of loyalty to the Company or to its shareholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts specified in
Section 7-108-403 of the Colorado Revised Statutes, or any successor provision thereof (pertaining to unlawful distributions by the Company), or any transaction from which the director directly or indirectly derived an improper personal benefit.

The Liability Limitation Amendment also provides that no director or officer will be personally liable for any injury to person or property arising out of a tort committed by an employee of the Company unless such director or officer was personally involved in the situation giving rise to the litigation or unless such director or officer committed a criminal offense in connection with such situation. The protection afforded by the Liability Limitation Amendment will not restrict other common-law protections and rights that a director or officer may have.

The text of the Liability Limitation Amendment is set forth in Exhibit A. The Liability Limitation Amendment contains provisions permitted to be included in the Articles by Section 7-108-402 of the Colorado Revised Statutes. The Articles currently contain a provision similarly limiting the liability of directors for breach of fiduciary duty that was based on an older version of Colorado law, but the current provision does not explicitly limit the personal liability of officers or directors for torts committed by the Company's employees. Thus the Liability Limitation Amendment updates and extends the limitation of liability of officers and directors of the Company to the extent permitted by current Colorado law.

VOTE REQUIRED FOR APPROVAL

The Liability Limitation Amendment will be approved if a quorum is present at the Meeting and the number of votes cast for the amendment is greater than the number of votes cast against the amendment. Abstentions and broker non-votes will have no effect on the vote to approve the amendment.


                      THE BOARD UNANIMOUSLY RECOMMENDS A VOTE
                      FOR THE LIABILITY LIMITATION AMENDMENT.

                         PROPOSAL TO APPROVE THE COMPANY'S
                             INITIAL STOCK OPTION PLAN
                               (ITEM 6 ON THE PROXY)

     The Board of Directors recommends that the shareholders of the Company approve adoption of the Evergreen Resources, Inc. Initial Stock Option Plan (the "Plan"). Under the Plan, the Compensation Committee of the Board (the "Committee") would have the discretion to grant options for up to an aggregate maximum of 200,000 shares of the Company's Common Stock. Holders of shares of the Common Stock do not have preemptive rights. This maximum number of shares may be appropriately adjusted to reflect any change in capitalization of the Company resulting from a stock dividend, recapitalization, merger, reorganization, consolidation, stock split or any other similar change in the characteristics of the shares of Common Stock of the Company. The Board recommends approval of the Plan because it will provide the Company's key personnel who participate in the Plan with an incentive to maximize shareholder value by aligning the compensation of the Company's key executives with the interests of the Company's shareholders. Proceeds received by the Company from the sale of shares pursuant to options granted under the Plan will constitute general funds of the Company. Because shares of the Company's Common Stock will be issued upon exercise of options granted pursuant to the Plan, the proportional ownership of the Company by existing shareholders will be reduced. The Plan is a plan separate from the Company's Key Employee Equity Plan, and options issued under the Plan should not be counted in determining the number of warrants or options issued under the Company's Key Employee Equity Plan.

PURPOSE OF THE PLAN

The purpose of the Plan is to serve as a performance incentive and to encourage the ownership of Company Common Stock by officers and other key employees of the Company so that the person to whom the option is granted may acquire a proprietary interest in the success of the Company, and to encourage such person to remain in the employ of the Company.

ELIGIBLE PARTICIPANTS IN THE PLAN

All employees of the Company (including salaried officers or employees who are members of the Board, but excluding directors who are not officers or employees of the Company) will be eligible to receive awards under the Plan. Subject to the provisions of the Plan, the Committee will from time to time select from such eligible employees those to whom awards will be granted and determine the size of the awards. No officer or employee of the Company will have any right to be granted an award under the Plan, as all awards will be granted in the sole and absolute discretion of the Committee. The Company expects that awards under the Plan will be made to approximately 20 employees of the Company who are either executive officers of the Company or key employees who have strongly contributed to the Company's growth or who are expected to contribute to continued growth in the future.

ADMINISTRATION OF THE PLAN

The Plan will be administered by the Committee. All questions of interpretation and application of the Plan, or of the terms and conditions pursuant to which awards are granted, exercised, or forfeited under the provisions of the Plan, will be subject to the determination of the Committee. Such determination will be final and binding upon all parties affected thereby. It is contemplated that awards granted under the Plan will be recommended by the management of the Company or the Board to the Committee, and that the Committee will determine whether to accept such recommendations.

AWARDS UNDER THE PLAN

The Committee may, from time to time, grant awards of options to one or more eligible employees in its discretion, subject to the limitation that the aggregate number of shares of Common Stock subject to awards under the Plan may not exceed 200,000 shares of Common Stock (as adjusted to account for the effects of stock splits, combinations of shares, share exchanges and other changes in corporate structure as provided in the Plan). To the extent that an award lapses or the rights of the participant to whom the award was granted terminate, or to the extent that the award is canceled by mutual agreement of the Committee and the participant (which cancellation opportunities may be offered by the Committee to participants from time to time), any shares of Common Stock subject to such award will again be available for the grant of an award under the Plan. Shares of Common Stock ceasing to be subject to an award because of the exercise of an option will no longer be available for the grant of an award under the Plan.

In determining the size of awards, the Committee may take into account recommendations by the Board or the Company's management, a participant's responsibility level, performance, potential, and cash compensation level, the fair market value of the Common Stock at the time of awards, and such other considerations as it deems appropriate.

An award will be granted to participants in the form of an option to purchase Common Stock. The Committee may choose to grant a participant who is an eligible employee either an incentive stock option (an "Incentive Stock Option"), within the meaning of Section 422 of the Internal Revenue Code (the "Code"), or a nonqualified stock option (a "Nonqualified Stock Option"), which is an option not qualifying as an Incentive Stock Option, or both, subject to the limitations contained in the Plan. If the Committee grants an Incentive Stock Option, the aggregate fair market value (determined as of the date the option is granted) of any such option plus any incentive stock options granted under any other plans of the Company which will be first exercisable by any one participant during any one calendar year will not exceed $100,000, or such other dollar limitation as may be provided in the Code.

TERMS AND CONDITIONS OF STOCK OPTIONS GRANTED UNDER THE PLAN

Awards will be evidenced by Stock Option Agreements (as defined in the Plan and referred to herein as "Agreements") in such form as the Committee will, from time to time, approve. Such Agreements, which need not be identical, will comply with and be subject to the following terms and conditions:

MEDIUM OF PAYMENT. Upon exercise of the option, the option price will be payable either (i) in United States dollars in cash or by certified check, bank draft, or money order payable to the order of the Company, or (ii) in the discretion of the Committee, through the delivery of shares of Common Stock with a fair market value equal to the total option price, or (iii) by a combination of the methods described in (i) and (ii); provided, however, that in the case of an option price which is paid by an Insider (as defined in the Plan) in whole or in part by the delivery of shares of Common Stock, the Common Stock acquired in the exercise of such option will not be disposed of by the Insider for a six (6) month period commencing on the date on which the Insider last purchased Common Stock (including the Common Stock tendered in connection with such exercise).

NUMBER OF SHARES. The Agreements will state the total number of shares to which it pertains.

OPTION PRICE. With respect to a Nonqualified Stock Option, the option price will be not less than the fair market value of such shares on the date of the granting of the option. With respect to an Incentive Stock Option, the option price will be not less than the fair market value of such shares on the date of the granting of the option (or one hundred ten percent (110%) of such amount if the option is granted to an individual owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company). On April 3, 1998, the closing price of the Common Stock was $17.67.

TERM OF OPTIONS. Each Nonqualified Stock Option and Incentive Stock Option granted under the Plan will expire not more than ten (10) years from the date the option is granted, except that each Incentive Stock Option granted under the Plan to an individual owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company will expire not more than five (5) years from the date the option is granted.

DATE OF EXERCISE. Subject to the preceding paragraph, any option which becomes a vested option (defined as, at any date, any portion of an option which a participant is then entitled to exercise pursuant to the terms of the Plan and as applicable in the Agreement, hereinafter, a "Vested Option") may be exercised in whole or in part at any time thereafter. Each option awarded under the Plan will become exercisable as a Vested Option, as follows:

     (i) The aggregate number of shares of Common Stock subject to an award will be divided into four (4) equal installments. The first installment will become a Vested Option one (1) year from the date of such award, the second installment will become a Vested Option two (2) years from the date of such award, the third installment will become a Vested Option three (3) years from the date of such award, and the fourth installment will become a Vested Option four (4) years from the date of such award.

     (ii) Except as otherwise provided under the Plan, the Committee may in its discretion accelerate the time at which an option granted under the Plan may be exercised; provided, however, that in the event of any such acceleration with respect to an option held by an Insider, at least six (6) months will elapse from the date of such acceleration to the later of the date of exercise of the option or the disposition of the Common Stock acquired by exercising the option.

     (iii) Notwithstanding the preceding, all options which are awarded to a participant under the Plan will become Vested Options upon the participant's retirement, disability, or death.

FORFEITURE OR EXERCISE OF OPTION.   If a participant ceases employment with the
Company, each option held by him or her which is not a Vested Option will terminate. If a participant terminates employment with the Company or a subsidiary prior to exercise of the participant's Vested Option, such Vested Option will be exercised, as follows:

     (i) Termination. In the event of a participant's termination, the participant will have the right to exercise his or her Vested Option within three (3) months (or such shorter period as the Code or the terms of the particular Agreement may require) of the participant's termination date.

     (ii) Retirement. In the event of a participant's retirement, the participant will have the right to exercise his or her Vested Option within three (3) months (or such shorter period as the Code or the terms of the particular Agreement may require) of the participant's retirement date.

     (iii) Disability. Upon the disability of a participant, the participant's Vested Option will be exercisable within twelve (12) months (or such shorter period as the Code or the terms of the particular Agreement may require) of the participant's date of disability.

     (iv) Death. If the participant dies while in the employment of the Company or within the period of time after retirement during which the participant would have been entitled to exercise his or her Vested Option rights, the participant's estate, personal representative, or beneficiary (as applicable) will have the right to exercise such Vested Option within one (1) year from the date of the participant's death (or such shorter period as the Code or the terms of the particular Agreement may require).

AGREEMENT AS TO SALE OF SECURITIES. If, at the time of the exercise of any option, in the opinion of counsel for the Company, it is necessary or desirable, in order to comply with any applicable laws or regulations relating to the sale of securities, that the participant exercising the option will agree to purchase the shares that are subject to the option for investment only and not with any present intention to resell the same and that the participant will dispose of such shares only in compliance with such laws and regulations, the participant will, upon the request of the Company, execute and deliver to the Company an agreement to such effect.

MINIMUM NUMBER OF SHARES. The minimum number of shares of Common Stock with respect to which an option may be exercised at any one time will be ten (10) shares, unless the number is the total number at the time available for exercise under the award.

REQUIRED AMENDMENTS. Each award will be subject to any provision necessary to assure compliance with federal and state securities laws.

LIMITATION OF PARTICIPANT RIGHTS. A participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an option unless and until the option will have been exercised pursuant to the terms thereof, the Company will have issued and delivered the shares to the participant, and the participant's name will have been entered as a stockholder of record on the books of the Company.
Thereafter, the participant will have full voting, dividend, and other ownership rights with respect to such shares of stock.

NONTRANSFERABILITY OF OPTIONS

Except by the laws of descent and distribution, no benefit provided under the Plan will be subject to alienation, assignment, or transfer by a participant (or by any person entitled to such benefit pursuant to the terms of the Plan), nor will it be subject to attachment or other legal process of whatever nature, and any attempted alienation, assignment, attachment, or transfer will be void and of no effect whatsoever and, upon any such attempt, the benefit will terminate and be of no force or effect. During a participant's lifetime, options granted to the participant will be exercisable only by the participant. Shares of Common Stock will be delivered only into the hands of the participant or death beneficiary entitled to receive the same or into the hands of the participant's authorized legal representative.

DURATION OF THE PLAN; TERMINATION AND AMENDMENT

The Plan will be effective as of May 27, 1997 (the "Effective Date") if approved by shareholders at the Meeting. Awards may be made under the Plan for a period of ten (10) years after that date. The Plan will terminate on the tenth (10th) anniversary of the Effective Date of the Plan. The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part, except (i) without such stockholder approval as may be required by law and the Company's by-laws, no such action may be taken which changes the minimum option price, increases the maximum term of options, materially increases the benefits accruing to participants under the Plan, materially increases the number of securities which may be issued pursuant to the Plan (except as provided below), extends the period for granting awards hereunder, or materially modifies the requirements as to eligibility for participation under the Plan, and (ii) without the consent of the participant to whom any award will theretofore have been granted, no such action may be taken which adversely affects the rights of such participant concerning such award, except as such termination or amendment of the Plan is required by statute, or rules and regulations promulgated thereunder, or as otherwise permitted under the Plan.
If the Plan is terminated as described in this paragraph, it will continue in effect until all matters relating to the payment of awards and the administration of the Plan have been settled.

GRANTS IN SUBSTITUTION FOR OPTIONS GRANTED BY OTHER CORPORATIONS

Awards may be granted under the Plan from time to time in substitution for similar awards held by employees of corporations who become or are about to become employees of the Company as the result of a merger or consolidation of the employing corporation with the Company, or the acquisition by the Company of the assets of the employing corporation, or the acquisition by the Company of fifty percent (50%) or more of the stock of the employing corporation causing it to become a subsidiary of the Company. Subject to the procurement of the approval of the stockholders of the Company as may be required for the Plan to satisfy the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, the terms and conditions of the substitute awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the options in substitution for which they are granted.

CHANGES IN CAPITAL STRUCTURE; COMPANY SUCCESSORS

If the outstanding shares of the Company's Common Stock as a whole are changed into a different number or kind of shares of securities of the Company through stock dividend, stock split, reorganization or the like, an appropriate and proportionate adjustment will be made in the number and kinds of shares subject to the Plan and in the terms of unexercised options granted prior to such change. Upon dissolution or liquidation of the Company or upon occurrence of a transaction in which the Corporation is not the surviving corporation such as a merger, the Plan and options issued thereunder will terminate unless provision is made in the transaction for the surviving corporation to assume the options or issue substitute options so as to preserve substantially the rights and benefits of participants under the Plan. Successor companies in transactions where the Company is not the surviving corporation are not required by the terms of the Plan to assume the options or issue substitute options. If the Plan and options issued thereunder are so terminated without provision for substitute options, all outstanding options will be exercisable in full for at least thirty days prior to the termination date whether or not otherwise exercisable during such period.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF AWARDS UNDER THE PLAN

Generally, a participant is not taxed upon either the grant or exercise of an Incentive Stock Option. However, for purposes of determining an individual's alternative minimum tax, the difference between the exercise price of an Incentive Stock Option and the market price at the date of exercise gives rise to an adjustment of alternative minimum tax income in the year of exercise. To qualify as an Incentive Stock Option, the stock acquired by a participant must be held for at least two years after the option is granted and one year after it is exercised. The Company does not receive a tax deduction for the value of the option at date of grant or date of exercise of the option or at any other time unless the participant disposes of the stock before the holding periods expire.

In the event of an early disposition of an Incentive Stock Option, the participant recognizes ordinary income in the taxable year of the disposition equal to the difference between the option price and the market value at date of exercise, and the Company receives a tax deduction in an equal amount. If the participant holds the stock for the period of time required for Incentive Stock Option qualification, then he will be taxed only on the gain realized upon the disposition of the stock. His gain will be equal to the difference between the sales price of the stock and its option price. (An alternative minimum tax credit will be available to offset this tax inclusion if the optionee paid alternative minimum tax upon his exercise of the Incentive Stock Option.) There is no requirement that Incentive Stock Options must be exercised in the order granted. For all options intended to be Incentive Stock Options to receive Incentive Stock Option treatment, the fair market value of stock subject to Incentive Stock Options that are exercisable by an individual for the first time in any future year cannot exceed $100,000, determined in accordance with fair market value at the date of grant. If an Incentive Stock Option is exercised after the death of the employee by the estate of the decedent, or by a person who acquired the right to exercise such option by bequest or inheritance or by reason of the death of the decedent, none of the time limits described above in this paragraph will apply.

If options granted under the Plan do not qualify as Incentive Stock Options, they will be treated as Nonqualified Stock Options. Ordinarily Nonqualified Stock Options do not result in tax liability for Federal income tax purposes to the participant upon grant. Generally, upon exercise of a Nonqualified Stock Option, the participant recognizes ordinary income for Federal income tax purposes equal to the difference between the fair market value of the stock on the day of exercise and the exercise price. Generally, the Company receives a tax deduction for the amount the participant reports as ordinary income by reason of the exercise if the amount of ordinary income the participant should recognize is included in the participant's income reported on a timely Form W-2 or 1099. Upon a subsequent sale or disposition of the stock received from exercise of an option, the holder is generally taxable on any excess of the selling price over its fair market value at the date of exercise.

The Company will have the right to deduct from all awards paid any federal, state, local, or employment taxes which it deems are required by law to be withheld with respect to such payments. The participant receiving Common Stock pursuant to the exercise of an option may be required to pay to the Company an amount required to be withheld with respect to such Common Stock. At the request of a participant, or as required by law, such sums as may be required for the payment of any estimated or accrued income tax liability may be withheld and paid over to the governmental entity entitled to receive the same.

INTEREST OF CERTAIN PERSONS IN THE PLAN

Each of the executive officers named in this Proxy Statement, as a potential participant in the Plan, could be deemed to have an interest in approval of the Plan.

PLAN BENEFITS

The following table provides certain information with respect to options granted under the Plan, subject to shareholder approval at the Meeting:

                               1998 GRANTS UNDER THE
                             EVERGREEN RESOURCES, INC.
                             INITIAL STOCK OPTION PLAN


                                                                           Number of Securities
                                                                            Underlying Options
 Name and Position                            Dollar Value ($)(a)                Granted
 -------------------------------------        -------------------          --------------------
 Mark S. Sexton, President, Chief                  $234,375                       50,000
 Executive Officer & Director
 Dennis R. Carlton, Senior Vice                     234,375                       50,000
 President & Director
 Kevin R. Collins, Vice President,                  234,375                       50,000
 Chief Financial Officer & Treasurer
 Executive Group                                    703,125                      150,000
 Non-Executive Director Group                            --                           --
 Non-Executive Officer Employee Group               171,094                       36,500


(a) The dollar value of the options granted was calculated by multiplying the number of options times the difference between the fair market value of the common stock on April 3, 1998 ($17.67) less the exercise price.

VOTE REQUIRED FOR APPROVAL

The Plan will be approved if a quorum is present at the Meeting and a majority of votes present are cast for approval of the Plan. Abstentions and broker non-votes will have the same effect as a vote against the Plan. If the Plan is not approved by the requisite shareholder vote described above, it shall not become effective. By approving the Plan, shareholders will be approving, among other things, the performance measure or measures, the class of employees eligible to participate in the Plan and the limits on various compensation awards contained therein. Shareholders have no dissenters' rights or rights of appraisal with respect to the vote to approve the Plan.

             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
                  THE APPROVAL OF THE EVERGREEN RESOURCES, INC.

                             INITIAL STOCK OPTION PLAN.
                    PROPOSAL TO ISSUE WARRANTS FOR 79,990 SHARES
                           OF THE COMPANY'S COMMON STOCK
                               (ITEM 7 ON THE PROXY)

The Board proposes that shareholders approve the issue of warrants for 79,990 shares of the Company's Common Stock (the "Warrants") to be issued as described below as part of the Company's warrant program (the "Warrant Program") under its Key Employee Equity Plan.

GENERAL

On August 12, 1992, the Company's shareholders ratified the Key Employee Equity Plan, which is administered by the Compensation Committee and under which key employees designated by the Board may receive stock bonuses, stock purchase warrants or stock options in order to bring their total compensation in line with normal industry compensation levels. On September 6, 1996, the Board adopted the Warrant Program as part of the Key Employee Equity Plan, authorizing the issue of warrants for up to 415,000 shares of Common Stock to certain key employees. Under the Warrant Program, the following persons could receive, over a four-year period, warrants for up to the number of shares of Common Stock indicated: Mark S. Sexton -- 110,000, Dennis R. Carlton -- 100,000, James S. Williams -- 75,000 and Kevin R. Collins 50,000. In addition 79,990 warrants constituting the Warrants were set aside in a pool to be allocated at a future
date.   The Board now proposes that shareholders approve the issue of the
Warrants as described below. The awards described below were allocated by the Compensation Committee on January 3, 1998.

Holders of shares of the Common Stock underlying the Warrants do not have preemptive rights. Because shares of the Company's Common Stock will be issued upon exercise of the Warrants, the proportional ownership of the Company by existing shareholders will be reduced. Proceeds received by the Company from the exercise of the Warrants will be general funds of the Company. If all of the Warrants are exercised, the Company will receive gross proceeds of $559,300. There is no public market for the Warrants.

RECIPIENTS OF THE WARRANTS AND BASIS OF AWARDS

Recipients of the Warrants will be the officers and directors of the Company listed in the table below:

                           1998 WARRANT RECIPIENTS UNDER
                     EVERGREEN RESOURCES, INC. WARRANT PROGRAM
                      AS PART OF ITS KEY EMPLOYEE EQUITY PLAN


                                                                  Number of Securities
                                                                  Underlying Warrants
 Name and Position                        Dollar Value ($)(a)            Granted
-----------------------------------       -------------------     --------------------
 Mark S. Sexton, President, Chief             $149,625                   14,000
 Executive Officer & Director

 Dennis R. Carlton, Senior Vice                149,625                   14,000
 President & Director

 Kevin R. Collins, Vice President,             149,625                   14,000
 Chief Financial Officer & Treasurer

 John J. Ryan, III, Director                    32,918                    3,080

 Scott D. Sheffield, Director                  246,668                   23,080

 Larry D. Estridge, Director                    37,834                    3,540

 Alain Blanchard, Director                      27,146                    2,540

 James S. Williams                              61,543                    5,750

 Executive Group                               448,875                   42,000

 Non-Executive Director Group                  406,018                   37,990

 Non-Executive Officer Employee Group               --                       --
                                              --------                   ------
                                    TOTAL      854,893                   79,990

(a) The dollar value of the options granted was calculated by multiplying the number of options times the difference between the fair market value of the common stock on April 3, 1998 ($17.67) less the exercise price.

The purpose of the Warrants is to reward directors and key personnel for past performance and to give them an incentive to remain with the Company. The Warrants may be issued only if the Company experiences at least 20% growth in the fiscal year of issue over the preceding fiscal year in total proved developed reserves, total production and cash flow. In fiscal year 1997, the Company experienced 62% growth in proved developed reserves, 205% growth in total production and 382% growth in cash flow compared to 1996.

Under the Warrant Program, Mr. Sexton, Mr. Carlton and Mr. Collins received warrants in 1997 because the Company exceeded 20% growth targets in total proved developed reserves, total production and cash flow. See, "Other Information -- Key Employee Equity Plan." Because Company performance greatly exceeded the 20% growth targets, the Board proposes to issue Warrants for an additional 14,000 shares of Common Stock to each of Mr. Sexton, Mr. Carlton and Mr. Collins.

Of the portion of the Warrants issued to non-executive directors, 9,240 will be issued as an inducement to such directors to take all or part of their non-executive directors' compensation in the form of Common Stock.
Non-executive directors receive base compensation of $20,000 per year. They can elect to receive either 50% or 100% of this amount in Company Common Stock. As a further incentive to take Common Stock, non-executive directors will receive Warrants for two shares of the Common Stock for each share of the Common Stock taken as base compensation. Mr. Ryan and Mr. Sheffield elected to receive 100% of their base 1997 compensation as Common Stock, so they will receive 1,540 shares each plus Warrants for 3,080 shares each. Mr. Blanchard and Mr. Estridge elected to receive 50% of their base compensation as Common Stock, so they will receive 770 shares each, plus warrants for 1,540 shares each.

Mr. Sheffield joined the Board following the initial allocation of Warrants under the Warrant Program, so upon approval of the grant of the Warrants, he will immediately receive Warrants for 20,000 shares of Common Stock to make his 1996 compensation consistent with that of other non-executive directors.

Starting in fiscal year 1997, non-executive directors are compensated $2,500 per year for their participation on the Audit Committee and the Compensation Committee. They may elect to receive warrants for 1,000 shares of Common Stock
in lieu of the $2,500 per committee membership.    Mr. Williams and Mr.
Blanchard each elected to
receive Warrants for 1,000 shares for their work on the Audit Committee, and Mr. Estridge elected to receive Warrants for 2,000 shares for his work on the Audit and Compensation Committees.

The Compensation Committee will grant Warrants for 4,750 shares of Common Stock to Mr. Williams as additional compensation for his work for the Company in 1997 in facilitating negotiations with other companies.

TERMS AND CONDITIONS OF THE WARRANTS

The exercise price for all of the Warrants will be $7.00 per share of Common Stock. As of April 3, 1998, the closing price of the Company's Common Stock was
$17.67.   Each of the Warrants must be exercised within 5 years of its date of issue or else it expires. Recipients must be employees or directors of the Company at the time the Warrants are granted. To exercise the Warrants, recipients must pay the exercise price of the Warrants to be exercised to the Company in cash or Evergreen common stock at current market value. Recipients may exercise all or a portion of the Warrants at any time prior to their expiration, and a partial exercise will in no way impair the ability of the recipient to later exercise the remaining Warrants in his possession.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The Warrants will generally be treated as non-qualified stock options
("Nonqualified Stock Options").    Ordinarily Nonqualified Stock Options do not
result in tax liability for Federal income tax purposes to the participant upon grant. Generally, upon exercise of a Nonqualified Stock Option, the participant recognizes ordinary income for Federal income tax purposes equal to the difference between the fair market value of the stock on the day of exercise and the exercise price. Generally, the Company receives a tax deduction for the amount the participant reports as ordinary income by reason of the exercise if the amount of ordinary income the participant should recognize is included in the participant's income reported on a timely Form W-2 or 1099. Upon a subsequent sale or disposition of the stock received from exercise of a Warrant, the holder is generally taxable on any excess of the selling price over its fair market value at the date of exercise.

INTEREST OF CERTAIN PERSONS IN THE ISSUE OF THE WARRANTS

Each of the executive officers and directors receiving a portion of the Warrants could be deemed to have an interest in approval of the issue of the Warrants.

VOTE REQUIRED FOR APPROVAL

Issue of the Warrants will be approved if a quorum is present at the Meeting and a majority of votes present are cast for approval of the issue of the Warrants. Abstentions and broker non-votes will have the same effect as a vote against the issue of the Warrants. By approving the issue of the Warrants, shareholders will be approving, among other things, the performance measure or measures and the class of persons eligible to receive Warrants. Shareholders have no dissenters' rights or rights of appraisal with respect to the vote to approve the issue of the Warrants.

             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
                  THE PROPOSAL TO ISSUE WARRANTS FOR 79,990 SHARES
                           OF THE COMPANY'S COMMON STOCK.

                                INDEPENDENT AUDITORS

BDO Seidman, LLP, currently serves the Company as independent auditors. Representatives of BDO Seidman, LLP, will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from Shareholders.

                                   OTHER BUSINESS

As of the date of this Proxy Statement, management of the Company was not aware of any other matter to be presented at the Meeting other than as set forth herein. However, if any other matters are properly brought before the Meeting, the shares represented by valid proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

                               FINANCIAL INFORMATION

The Company's 1997 Annual Report is enclosed. The Company will provide without charge to any shareholder of record as of April 10, 1998 who requests in writing, a copy of the Company's 1997 Annual Report or the 1997 Annual Report on Form 10-K (without exhibits), including financial statements and financial statement schedules, filed with the Securities and Exchange Commission. Any such request should be directed to Evergreen Resources, Inc. P.O. Box 660, Denver, CO 80201-0660, Attention: J. Keither Martin, Secretary.

                     DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

Any proposal by a Shareholder to be presented at the Company's 1999 Annual Meeting must be received at the offices of the Company, P.O. Box 660, Denver, Colorado 80201-0660, no later than January 10, 1999.





                                        J. KEITHER MARTIN
                                        SECRETARY

Denver, Colorado
April 10, 1998

                                     EXHIBIT A

                            Text of Proposed Amendments

I.   THE LIABILITY LIMITATION AMENDMENT

Article XIII of Evergreen Resources, Inc.'s amended Articles of Incorporation titled "Limitation of Liability of Directors to Corporations and Shareholders" shall be repealed and replaced in its entirety by the following provision:

                                    ARTICLE XIII
            LIMITATION OF CERTAIN LIABILITIES OF DIRECTORS AND OFFICERS

     13.1 No director shall be personally liable to the corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director occurring on or after the date on which this Article XIII becomes effective; provided, however, that this Article XIII shall not eliminate or limit the liability of a director to the corporation or to its shareholders for monetary damages for any breach of the director's duty of loyalty to the corporation or to its shareholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts specified in Section 7-108-403 of the Colorado Revised Statutes (or any successor provision thereof), or any transaction from which the director or indirectly derived an improper personal benefit.

     13.2 No director or officer shall be personally liable for any injury to person or property arising out of a tort committed by an employee of the corporation unless such director or officer was personally involved in the situation giving rise to the litigation or unless such director or officer committed a criminal offense in connection with such situation. The protection afforded in this Section 13.2 shall not restrict other common-law protections and rights that a director or officer may have. This Section 13.2 shall not restrict the corporation's right to eliminate or limit the personal liability of a director to the corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director as provided in Section 13.1.

II.  THE SUPERMAJORITY AMENDMENT

                                     ARTICLE XV
                                 SUPERMAJORITY VOTE

The affirmative vote of the holders of not less than 80% of the outstanding common stock of the corporation entitled to vote for approval shall be required if (a) this corporation merges or consolidates with any other corporation, or if
(b) this corporation sells or exchanges all or a substantial part of its assets to or with any other corporation, or if (c) this corporation issues or delivers any stock or other securities of its issue in exchange or payment for any properties or assets of any other corporation, or securities issued by any other corporation, or in a merger of any subsidiary of this corporation (80% or more of the common stock of which is held by this corporation) with or into any other corporation; provided, however, that the foregoing shall not apply to any plan of merger or consolidation, or sale or exchange of assets, or issuance or delivery of stock or other securities which was approved (or adopted) and recommended without condition by the affirmative vote of not less than two-thirds of the directors, nor shall it apply to any such transaction solely between this corporation and another corporation 50% or more of the voting stock of which is owned by this corporation. The Board of Directors shall be permitted to condition its approval (or adoption) of any plan of merger or exchange of assets, or issuance or delivery of stock or securities upon the approval of holders of 80% of the outstanding stock of this corporation entitled to vote on such plan of merger or consolidation, or sale or exchange of assets, or issuance or delivery of stock or securities.

III. THE RELEVANT FACTORS AMENDMENT

                                    ARTICLE XVI
                                FACTORS TO CONSIDER

The Board of Directors, when evaluating any offer of another party to (a) make a tender or exchange offer for any equity security of this corporation, (b) merge or consolidate this corporation with another corporation, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of this corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of this corporation and its stockholders, give due consideration to (i) all relevant factors, including without limitation the social, legal, environmental and economic effects on the employees, customers, suppliers and other constituencies of this corporation and its subsidiaries, on the communities and geographical areas in which this corporation and its subsidiaries operate or are located and on any of the businesses and properties of this corporation or any of its subsidiaries, as well as such other factors as the directors deem relevant, and (ii) not only the consideration being offered, in relation to the then current market price for the corporation's outstanding shares of capital stock, but also in relation to the then current value of the corporation in a freely negotiated transaction and in relation to the board of directors' estimate of the future value of this corporation (including the unrealized value of its properties and assets) as an independent going concern.


IV.  THE BOARD ENLARGEMENT AMENDMENT

                                    ARTICLE XIV
                                 BOARD ENLARGEMENT

The following provision shall be added to Article XIV of Evergreen Resources, Inc.'s Articles of Incorporation, as amended, titled "Board of Directors:"

14.1(e)   The affirmative vote of the holders of not less than 80% of the outstanding common stock of the corporation entitled to vote on any proposal to change the size of the Board of Directors shall be required in order to increase the number of directors on the Board of Directors; provided, however, that the foregoing shall not apply if a majority of the directors holding office prior to any proposal to increase the number of directors and continuing in office at the time of the Board of Directors votes on such proposal approves of such proposal, in which case the number of directors may be increased by any manner otherwise permitted by these Articles of Incorporation, the corporation's bylaws or by applicable law.

PROXY                                                                      PROXY
-----                                                                      -----
                             EVERGREEN RESOURCES, INC.
                        SOLICITED BY THE BOARD OF DIRECTORS
       FOR THE ANNUAL MEETING OF THE SHAREHOLDERS TO BE HELD ON MAY 12, 1998

The undersigned hereby constitutes and appoints Mark S. Sexton and Kevin R. Collins, and each of them, the true and lawful attorneys and proxies of the undersigned, with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to act for and vote all of the undersigned's shares of no par value common stock of Evergreen Resources, Inc., a Colorado corporation, at the Annual Meeting of Shareholders to be held at the Denver Petroleum Club, 555 Seventeenth Street, Denver, Colorado, at 3:00 p.m., Mountain Daylight Time, on May 12, 1998, and any and all adjournments thereof (the "Annual Meeting"), for the purposes of considering and acting upon the following matters proposed by Evergreen Resources, Inc.:


                                                           For  Against  Abstain
                                                           ---  -------  -------
1.  The Election of two (2) Directors of the Company.
         Nominees:   Dennis R. Carlton                     / /     / /      / /

                     Mark. S. Sexton                       / /     / /      / /

    Approval of Amendments to Articles of Incorporation:

2.       Relevant Factors Amendment                        / /     / /      / /

3.       Supermajority Amendment                           / /     / /      / /

4.       Board Enlargement Amendment                       / /     / /      / /

5.       Liability Limitation Amendment                    / /     / /      / /

6.  Approval of the Initial Stock Option Plan              / /     / /      / /

7.  Issuance of warrants for 79,990 shares of Evergreen's  / /     / /      / /
     Common Stock for certain directors and key employees.

8. To transact such other business as properly may come before the Annual Meeting.


APPROVAL OF EACH MATTER LISTED ABOVE IS NOT CONTINGENT UPON THE APPROVAL OF ANY OTHER MATTER LISTED ABOVE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE ABOVE PROPOSALS.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATION ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO MATTERS NOT KNOWN TO THE BOARD OF DIRECTORS OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED. IT ALSO CONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO MATTERS INCIDENT TO THE CONDUCT OF THE ANNUAL MEETING.

                                                       (Continued on other side)

                              The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report to Shareholders furnished therewith.


                              Dated:                       , 1998
                                    -----------------------

                              --------------------------------------------------


                              --------------------------------------------------

                              Signature(s) should agree with the name(s) hereon. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit power of attorney.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EVERGREEN RESOURCES, INC. PLEASE SIGN AND RETURN THIS PROXY TO EVERGREEN RESOURCES, INC., PO BOX 660, DENVER, COLORADO 80201-0660. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.